EXHIBIT 23.1

JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
SINOHUB, INC.

We hereby consent to the use in this Registration Statement of SinoHub, Inc. on Post-Effective Amendment No. 1 on Form S-3 to Form S-1 dated October 29, 2009 of our report dated February 25, 2009 on the audit of the consolidated financial statements of SinoHub, Inc. for the years ended December 31, 2008 and 2007.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ Jimmy C.H. Cheung & Co.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong
Date: October 29, 2009

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email : jimmycheung@jimmycheungco.com Website : http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia